UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 6, 2010

APPLIED NATURAL GAS FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75230
(Address of principal executive offices) (Zip Code)

214-613-0220
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, Richard Rychlik, Vice President and Principal Accounting Officer of Applied Natural Gas Fuels, Inc. (the “Company,” “we” or “us”), resigned his position with the Company. Mr. Rychlik’s resignation was not in connection with any disagreement between Mr. Rychlik and the Company.

In connection with the foregoing, we entered into a separation agreement (the “Agreement”) with Mr. Rychlik that provides for certain severance benefits, customary releases, and revocation rights through May 15, 2010. The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01                      Other Events.

The Financial Industry Regulatory Authority, also known as FINRA, recently approved our application to trade on the Over-the-Counter Bulletin Board (“OTCBB”). As a result, our stock is eligible to trade on the OTCBB under the symbol “AGAS.”

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                      Description

10.1	Separation Agreement, dated May 6, 2010, by and between the Company and Richard Rychlik

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Natural Gas Fuels, Inc.

Date: May 7, 2010	By: /s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer